UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 11, 2016

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Frontier Communications Corporation held its 2016 Annual Meeting of the Stockholders on May 11, 2016. The number of shares of common stock present at the Annual Meeting was 979,250,407 or 83.5% of the shares of common stock outstanding on March 14, 2016, the record date for the Annual Meeting. At the Annual Meeting, the following items were submitted to a vote of stockholders:

(1) All nominees were elected to serve on the Board of Directors pursuant to the following votes:

	Number of Votes*
Director	FOR	WITHHELD
Leroy T. Barnes, Jr.	630,940,287	11,078,772
Peter C.B. Bynoe	631,969,372	10,049,687
Diana S. Ferguson	632,980,487	9,038,572
Edward Fraioli	632,290,024	9,729,035
Daniel J. McCarthy	630,646,257	11,372,802
Pamela D.A. Reeve	633,049,617	8,969,442
Virginia P. Ruesterholz	632,375,833	9,643,226
Howard L. Schrott	633,083,205	8,935,854
Larraine D. Segil	629,934,489	12,084,570
Mark Shapiro	612,856,706	29,162,353
Myron A. Wick III	629,603,142	12,415,917

*	Does not include 337,231,348 broker non-votes.

(2) The advisory proposal to approve executive compensation was approved with the following vote:

Number of votes FOR	601,319,114
Number of votes AGAINST	32,618,899
Number of votes ABSTAINING	8,081,046
Number of BROKER NON-VOTES	337,231,348

(3) The appointment of KPMG LLP as Frontier’s independent registered public accounting firm for 2016 was ratified with the following vote:

Number of votes FOR	957,944,993
Number of votes AGAINST	15,136,308
Number of votes ABSTAINING	6,169,106

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: May 11, 2016	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, General Counsel and Secretary